SUN WORLD PARTNERS, INC.

STOCK SUBSCRIPTION AGREEMENT

TO: SUN WORLD PARTNERS, INC. (the "Company"), SELLER

All subscribers are subject to the provisions of this Stock Subscription Agreement.

1.

The undersigned hereby subscribes for ________________ shares of the Company at a purchase price of $0.10 per share, in accordance with the terms and conditions of this Stock Subscription Agreement (the “Agreement”).

2.

This subscription is one of a limited number of such subscriptions for shares of common stock of the Company.  The execution of this Agreement shall constitute an offer by the undersigned to subscribe for common shares of stock in the amount specified above.  The Seller, the Company, shall have the right, in its sole discretion, to reject such offer for any reason whatsoever, or, by executing a copy of this Agreement, to accept such offer.  If such offer is accepted, the Company will return an executed copy of this Agreement to the undersigned, and will subsequently direct its transfer agent by way of a treasury order to issue a share certificate in the number of shares as specified above and in such name or names as the undersigned has directed in this Agreement.

If this Agreement is rejected by the Company or if the offering is not consummated for any reason, the subscription payment of the undersigned will be returned, in full, as soon as practicable following termination of the offering or the date of rejection, as applicable.  It is understood that this Agreement is not binding upon the Company unless and until it is accepted by the Company, as evidenced by its execution of this Agreement where indicated below.

3.

The undersigned has been furnished with a copy of the prospectus contained in the Company's Registration Statement on Form SB-2.

4.

Subscription

The undersigned hereby subscribes for the purchase of common shares of the stock of Sun World Partners, Inc.  and encloses payment of $________________ (@ $0.10 per share payable to Sun World Partners, Inc. In Trust or as otherwise directed by Sun World Partners, Inc.

EXECUTED this          day of

 2006  at _____________________________

________________________________

________________________________

Signature of Subscriber, or, if Subscriber

Name of Authorized Signatory- PLEASE PRINT

is a corporation, partnership or trust,

signature of authorized signatory

________________________________

Office of Authorized Signatory

Social Security or other identification number

_____________________________

Address of Corporation

_____________________________

If the subscriber is a partnership,

City

corporation or trust, complete the

following:

______________________________

_____________________________

Name of Partnership, Corporation or Trust

State/Province

Zip Code

PLEASE PRINT (affix seal, if any)

This Stock Subscription Agreement is accepted by Sun World Partners, Inc. this

_________________ day of _______________________, 2006.

SUN WORLD PARTNERS, INC.

By:_________________________

President

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